EXHIBIT 3.2

MANATRON, INC.

(A Michigan Corporation)

BYLAWS

(As Amended Through
May 1999)

MANATRON, INC.
(A Michigan Corporation)

BYLAWS

TABLE OF CONTENTS

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-ii-

ARTICLE IX - GENERAL PROVISIONS	18
Section 1. Dividends	18
Section 2. Reserves	18
Section 3. Checks	19
Section 4. Fiscal Year	19
Section 5. Seal	19

ARTICLE X - AMENDMENTS	19

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B Y L A W S

OF

MANATRON, INC.

ARTICLE I

OFFICES

          The corporation may have offices at such places, both within and without the State of Michigan as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

          Section 1. Times and Places of Meetings. All meetings of the shareholders shall be held, except as otherwise provided by statute or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of shareholders may be held within or without the State of Michigan as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual Meetings. An annual meeting of the shareholders shall be held each year at such time on such business day as may be designated by the board, at such hour as shall be stated in the notice of the meeting, at which they shall elect by a plurality vote the successors of the class of directors to fill vacancies or newly created directorships, and transact such other business as may properly be brought before the meeting.

          Section 3. Notice of Annual Meeting. Written notice of the annual meeting shall be given personally or by mail to each shareholder entitled to vote thereat at least twenty (20) days before the date of the meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to transaction of any business because the meeting is not lawfully called or convened.

          Section 4. Shareholder List. The officer or agent who has charge of the stock ledger of the corporation shall prepare and make before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged by class or series in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during the whole time thereof, and may be inspected by any shareholder who is present.

          Section 5. Special Meetings. Special meetings of the shareholders may be called by an executive officer whenever directed by the Board of Directors, or by the Chief Executive Officer. Such request shall state the purpose of the proposed meeting.

          Section 6. Notice of Special Meetings. Written notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given personally or by mail to each shareholder entitled to vote thereat, at least ten (10) days before the date fixed for the meeting.

          Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

          Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at that meeting, unless a greater or lesser quorum is provided by statute or the Articles of Incorporation.

          Section 8. Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 9. Voting Rights. Except as otherwise provided by the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder shall at every meeting of shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. In all elections for directors the vote shall be taken by ballot. A proxy shall be valid only with respect to the particular meeting, or any adjournment or adjournments thereof, to which it specifically pertains.

          Section 10. Conduct of Meetings. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

          (a)          The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one (1) meeting of shareholders or part thereof, he shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b)          If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

          (c)          The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

          (d)          A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by an individual who is a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

          Section 11. Inspectors of Election. The Board of Directors or, if they shall not have so acted, the Chief Executive Officer, may appoint, at or prior to any meeting of shareholders, one or more persons (who may be employees of the corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

          Section 1. Number and Term of Directors. The number of directors which shall constitute the whole board shall be not less than three and shall be determined from time to time by resolution of the Board of Directors as set forth in the Articles of Incorporation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Directors need not be shareholders.

          Section 2. Qualifications of Directors. A director shall cease to be qualified as such on December 31 of the year he attains the age of seventy (70) and no person will be qualified for election as a corporate director after he attains the age of seventy (70); provided, however, with the approval of the Board of Directors, past directors disqualified because of age shall have the privilege to attend future directors' meetings as a director emeritus, without voting power and with compensation to be fixed by the Board of Directors.

          Section 3. Powers. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

          Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled as provided in the Articles of Incorporation.

          Section 5. Resignation and Removal. Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by the corporation, or at such subsequent time as set forth in the notice of resignation. Any or all of the directors may be removed as provided in the Articles of Incorporation.

          Section 6. Compensation of Directors. Each director who is not a salaried officer of the corporation may receive as compensation for his services in that capacity such sums and such benefits as shall from time to time be determined by the Board of Directors, plus traveling expenses and other expenses necessary for attendance at regular or special meetings of the Board of Directors and committees of the board. Members of special or standing committees may be allowed like compensation for attending committee meetings. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          Section 7. Places of Meeting. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Michigan.

          Section 8. First Meeting of Newly Elected Board. The first meeting of each newly elected Board of Directors shall be held following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

          Section 9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

          Section 10. Special Meetings. Special meetings of the board may be called by the Chairman, Chief Executive Officer, or Secretary or by any two (2) directors on two (2) days' notice to each director, either personally or by mail or by telegram.

          Section 11. Purpose Need Not be Stated. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

          Section 12. Quorum. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 13. Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the board or committee.

          Section 14. Meeting by Telephone or Similar Equipment. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such board or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

          Section 15. Written Notice. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

          Section 16. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

ARTICLE IV

COMMITTEES OF DIRECTORS

          Section 1. Executive Committee. The Board of Directors may appoint an Executive Committee whose membership shall consist of such members of the Board of Directors as it may deem advisable from time to time to serve during the pleasure of the board. The Board of Directors may also appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Board of Directors may fill any vacancies as they occur. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business affairs and property of the corporation during the intervals between meetings of the Board of Directors, subject to law and to such limitations and control as the Board of Directors may impose from time to time.

          Section 2. Audit Committee. The Audit Committee, if there be one, shall cause a suitable examination of the financial records and operations of the corporation and its subsidiaries to be made by the internal auditor of the corporation. The Audit Committee shall also recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the corporation and its subsidiaries; review examination reports of the corporation and its subsidiaries prepared by regulatory authorities; and report to the Board of Directors at least once each calendar year.

          Section 3. Compensation Committee. The Compensation Committee, if there be one, shall review the personnel policies, plans and programs of the corporation, including individual salaries of executive officers, and submit recommendations to the Board of Directors. The Compensation Committee shall also recommend to the Board of Directors the retainer and attendance fee for nonemployee directors.

          Section 4. Nominating Committee. The Nominating Committee, if there be one, shall develop and recommend to the Board of Directors criteria for the selection of candidates for director, to seek out and receive suggestions concerning possible candidates, to review and evaluate the qualifications of possible candidates and to recommend to the Board of Directors candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the annual meeting of shareholders. The Nominating Committee will consider nominees recommended by the shareholders, as properly submitted to the Secretary of the corporation.

          Section 5. Other Committees. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

          Section 6. Committee Meeting. Each committee provided for above shall meet as often as its business may require and may fix a day and time each week or at other intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman of the committee or any two (2) members other than the chairman, and notice thereof may be given to the members by telephone, telegram or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

ARTICLE V

OFFICERS

          Section 1.

          (a)          Central Staff. The executive officers of the corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer who shall be appointed by the Board of Directors at its first meeting after each regular annual meeting of shareholders. The Board of Directors may also appoint such other officers as they may deem necessary. The dismissal of an officer, the appointment of an officer to fill the place of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different office may be made by the Board of Directors at any later meeting. Each officer shall hold office at the pleasure of the board. Any two (2) of the above offices, except those of the President and Vice President may be held by the same person.

          (b)          Divisional Officers. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles so given to divisional officers may be withdrawn at any time with or without cause by the Board of Directors or the Chief Executive Officer.

          Section 2. Chairman of the Board. There may be elected a Chairman of the Board, who shall be chosen from among the directors, but who shall not be an officer or an executive employee of the corporation. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, and shall have such other duties and powers as may be imposed or given by the Board of Directors.

          Section 3. President. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary or appropriate to his office, subject, however, to his right and the right of the directors to delegate any specific powers to any other officer or officers of the corporation. In the case of absence or inability to act of the Chairman of the Board or in the event the position of Chairman of the Board shall be vacant, the President shall exercise all of the duties and responsibilities of the Chairman of the Board. The President shall be an ex officio voting member of all standing committees designated by the Board of Directors except the Audit Committee.

          Section 4. Chief Executive Officer. The Chief Executive Officer, in addition to his duties as Chairman of the Board or Officer in a President as the case may be, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation. The Chief Executive Officer shall have the power, subject to the control of the Board of Directors, to appoint, suspend, or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the corporation, other than the officers appointed by the board, as he may deem necessary.

          Section 5. Chief Operating Officer. There may be elected a Chief Operating Officer who shall, if elected, have general charge, control and supervision over the administration and operations of the corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. if no Chief Operating Officer is elected, the duties and powers of the Chief Operating Officer shall be performed by the Chief Executive Officer.

          Section 6. Vice Presidents. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors may at its discretion designate one or more of the Vice Presidents, Executive Vice Presidents or Senior Vice Presidents. Any Vice President so designated shall have such duties and responsibilities as the board shall prescribe.

          Section 7. Secretary. The Secretary shall attend all meetings of he shareholders, and of the Board of Directors and of the executive committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required or appropriate. He shall give all notices required or appropriate pursuant to statute, bylaws, or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors or by the Executive Committee.

          Section 8. Treasurer. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities and other valuable effects in the name of the corporation in depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the board, and whenever requested by them, an account of all his transactions as Treasurer and of the financial condition of the corporation. if required by the Board of Directors he shall deliver to the Chief Executive Officer of the corporation, and shall keep in force a bond in form, amount and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation.

          Section 9. Assistant Secretary and Assistant Treasurer. There may be elected an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons respectively.

          Section 10. Other Officers. All other officers, as may from time to time be appointed by the Board of Directors pursuant to Paragraph (a) of Section I of this Article V, shall perform such duties and exercise such authority as the Board of Directors shall prescribe. All divisional officers, as may from time to time be appointed by the Board of Directors or the Chief Executive Officer pursuant to Paragraph (b) of Section I of this Article V, shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.

ARTICLE VI

INDEMNIFICATION

          Section 1. Indemnification in Action by Third Party. The corporation shall indemnify any director or executive officer, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorney fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 2. Indemnification in Action by or in Right of the Corporation. The corporation shall indemnify any director or executive officer, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses, including attorney fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to the corporation except to the extent authorized by statute.

          Section 3. Expenses. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section I or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify that person against actual and reasonable expenses, including attorney fees that person incurred in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

          Section 4. Determination, Evaluation, and Authorization of Indemnification.

          (a)          Except as otherwise provided in Subsection (e) of this Section, Section 6 of this Article, or unless ordered by a court, the corporation shall make an indemnification under Section 1 or 2 of this Article only upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation may be made in any of the following ways:

          (1)          By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (2)          If a quorum cannot be obtained under Subsection (1) above, by majority vote of a committee duly designated by the Board of Directors and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

          (3)          By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

          (A)          By the Board of Directors or its committee in the manner prescribed in Subsections (1) or (2) above.

          (B)          If a quorum of the Board of Directors cannot be obtained under Subsection (1) above and a committee cannot be designated under Subsection (2) above, by the Board of Directors.

          (4)          By all "independent directors" (as that term is defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (5)          By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

          (b)          In the designation of a committee under Subsection (a)(2) or in the selection of independent legal counsel under Subsection (a)(3)(B), all directors may participate.

          (c)          If a person is entitled to indemnification under Section 1 or 2 for a portion of expenses, including reasonable attorney fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

          (d)          The corporation shall authorize payment of indemnification under this section in one of the following ways:

          (1)          By the Board of Directors in one of the following ways:

          (A)          If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

          (B)          By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (C)          If the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

          (D)          If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceedings, by the vote necessary for action by the board in accordance with Section 523 of the Michigan Business Corporation Act, in which authorization all directors may participate.

          (2)          By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

          (e)          To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the corporation shall indemnify a director for the expenses and liabilities described in this Subsection without a determination that the director has met the standard of conduct set forth in Sections 1 or 2 of this Article, but no indemnification shall be made except to the extent authorized in Section 564c of the Michigan Business Corporation Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act, or intentionally committed a criminal act. In connection with an action or suit by or in the right of the corporation as described in Section 2 of this Article, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, as described in Section 1 of this Article, indemnification under this Subsection shall be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

          Section 5. Advances.

          (a)          The corporation shall pay or reimburse the reasonable expenses incurred by a director or executive officer, and may pay or reimburse the reasonable expenses incurred by any other employee or agent, who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if both of the following apply:

          (1)          The person furnishes the corporation a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct set forth in Section I or 2 of this Article.

          (2)          The person furnishes the corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct set forth in Section 1 or 2 of this Article.

          (b)          The undertaking required by Subsection (a)(2) above must be an unlimited general obligation of the person, but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

          (c)          Determinations and evaluations under this Section shall be made in the manner specified in Section 4(a) above, and authorizations shall be made in the manner specified in Section 4(d) above.

          (d)          A provision in the Articles of Incorporation or Bylaws, a resolution of the Board of Directors or shareholders, or an agreement making indemnification mandatory shall also make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.

          Section 6. Other Indemnification Agreements. The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided in Sections 1 through 6 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the person's heirs, executors, and administrators.

          Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have power to indemnify the person against the liability under Sections I through 6 of this Article. To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(l)(c) of the Michigan Business Corporation Act, the corporation may purchase insurance on behalf of a director from an insurer owned by the corporation, but insurance purchased from that insurer may insure a director against monetary liability to the corporation or its shareholders only to the extent that the corporation could indemnify the director under Section 4(e) of this Article.

          Section 8. Constituent Corporation. For the purposes of this Article, "corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as the person would if the person had served the resulting or surviving corporation in the same capacity.

          Section 9. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall nevertheless indemnify each director, executive officer or other person whose indemnification is authorized by the Board of Directors as to expenses, including attorneys' fees, judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil criminal, administrative or investigative, including a grand jury proceeding and an action by the corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated or by any other applicable law.

          Section 10. Definitions. For purposes of this Article VI, "other enterprise" shall include an employee benefit plan; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, partner, trustee, employee, or agent of the corporation, which imposes duties on, or involves services by the director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interest of the corporation or its shareholders" as referred to in Sections 1 and 2 of this Article.

          Section 11. Construction. It is the intent of this Article VI to grant to the directors and executive officers of the corporation (and such other persons as the Board of Directors may designate) the broadest indemnification permitted under the laws of the State of Michigan, as the same may be amended from time to time, and this Article shall be liberally construed to give effect to such intent. The corporation further intends, acknowledges, and agrees that all of the corporation's directors and executive officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article VI, and accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any such director or executive officer without the written consent of such person.

ARTICLE VII

SUBSIDIARIES

          Section 1. Subsidiaries. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any subsidiary corporation, or for any amendments to the charter or bylaws of any such subsidiary corporation, or for the liquidation, merger, or sale of assets of any such subsidiary corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be/ directors, executive officers, or other employees or agents of the corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.

          Section 2. Subsidiary Officers Not Executive Officers. The officers of any subsidiary corporation, shall not, by virtue of holding such title and position, be deemed to be executive officers of the corporation, nor shall any such officer of a subsidiary corporation, unless he shall also be a director or executive officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.

ARTICLE VIII

CERTIFICATES OF STOCK

          Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate in the name of the corporation, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

          Section 2. Facsimile Signature. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

          Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 5. Fixing of Record Date by Board. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. Only shareholder of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

          Section 6. Provision for Record Date in the Absence of Board Action. If a record date is not fixed by the Board of Directors: (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (b) the record date for determining shareholders entitled to express consent to corporate action in writing, without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the board relating thereto is adopted.

          Section 7. Adjournments. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the board fixes a new record date for the adjourned meeting.

          Section 8. Registered Shareholders. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.

ARTICLE IX

GENERAL PROVISIONS

          Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

          Section 2. Reserves. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

          Section 5. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Michigan". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

AMENDMENTS

          These Bylaws may be altered or repealed at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors. Except as otherwise required by law or the Articles of Incorporation, the vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting shall be required to amend or repeal the Bylaws or to adopt new Bylaws. Except as otherwise required by law or by the Articles of Incorporation, such action by the Board of Directors requires an affirmative vote of not less than a majority of the members of the Board of Directors then in office.